Exhibit 23.2

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E   Tel: (65) 6227 5428

Website : www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 28, 2025, relating to the consolidated financial statements of Mega Matrix Inc., appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Audit Alliance LLP

Singapore

August 18, 2025